As filed with the Securities and Exchange Commission on December 13, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GraniteShares ETF Trust

(Exact name of registrant as specified in its charter)

New York	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Vesey Street, 9th Floor, New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:	I.R.S. Employer Identification No.

GraniteShares HIPS US High Income ETF	NYSE Arca, Inc.	47-2568550

asIf this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

This Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-214796

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered

Reference is made to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A (File Nos.

333-214796 and 811-23214), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001387131-17-004942) on October 3, 2017, which is incorporated herein by reference.

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Registrant’s Certificate of Trust dated November 7, 2016, as filed with the State of Delaware on November 7, 2016, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001387131-16-008194 on November 23, 2016.

2	Registrant’s Declaration of Trust dated November 21, 2016, is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the SEC via EDGAR Accession No. 0001387131-16-008194 on November 23, 2016.

3	Registrant’s By-Laws dated March 16, 2017 are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the SEC via EDGAR Accession No. 0001387131-17-002477 on May 5, 2017.

4	Form of Authorized Participant Agreement is incorporated herein by reference to Exhibit (e)(2) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214) as filed with the SEC via EDGAR Accession No. 0001387131-17-002477 on May 5, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 13, 2017

GraniteShares ETF Trust

By:	/s/ William Rhind
Name:	William Rhind
Title:	Chief Executive Officer and Chief Financial Officer